UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

NORTHERN POWER SYSTEMS CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NORTHERN POWER SYSTEMS CORP.

29 Pitman Road, Barre, Vermont 05641

NOTICE OF THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2017

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of Northern Power Systems Corp., a British Columbia corporation (the “Company” or “Northern Power”). The Annual Meeting will be held on May 25, 2017 at 10:00 a.m. (local time) at the Company’s offices located at 80 Blanchard Road, Burlington, MA 01803, for the following purposes:

1.	To elect the nine director nominees named herein to hold office until the 2018 Annual General Meeting of Shareholders.

2.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

3.	To receive the audited financial statements of the Company from the financial year ended December 31, 2016 and the accompanying report of the independent registered public accounting firm.

4.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Information Circular and Proxy Statement (“Proxy Statement”) accompanying this Notice.

Shareholders of record as of the close of business on April 18, 2017, the record date, are entitled to notice of, and to vote at, this year’s Annual Meeting. On May 1, 2017, we commenced mailing to shareholders as of the record date this Notice of the Annual General Meeting of Shareholders, Proxy Statement, and a shareholder proxy card or voter information form (collectively, the “Meeting Materials”). The Meeting Materials are also available on the Investor Relations page of the Company’s website, http://www.ir.northernpower.com. To obtain directions to the Company’s Burlington, MA office in order to attend the Annual Meeting in person, please visit the Contact Us link in the About section of our website at www.northernpower.com, or contact Investor Relations at ir@northernpower.com or 1-802-661-4673. Except to the extent expressly stated herein, our website is not incorporated herein by reference.

We believe the vote of every Northern Power shareholder is important. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

President, Chief Operating Officer and Secretary

Barre, Vermont

May 1, 2017

Northern Power Systems Corp.

29 Pitman Road, Barre, VT 05641

INFORMATION CIRCULAR AND PROXY STATEMENT

FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2017

Dated: May 1, 2017

This information circular and proxy statement (“Proxy Statement”) is being provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Northern Power Systems Corp. (the “Company” or “Northern Power”) for use at the Company’s 2017 Annual General Meeting of Shareholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held on Thursday, May 25, 2017, at 10:00 a.m. (local time) at the Company’s offices, located at 80 Blanchard Road, Burlington, MA 01803, U.S.A., or at such other time or place to which the Annual Meeting may be postponed or adjourned.

On May 1, 2017, the Company commenced mailing to shareholders a Notice of Meeting, Proxy Statement, and either a proxy card or voting information form (the “Meeting Materials”). The Meeting Materials provide information on how to vote your shares over the Internet, by mail, or by facsimile.

Except where otherwise indicated, all dollar amounts set forth in this Proxy Statement are in United States dollars, the currency used by the Company to report its financial statements.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How many shares must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding shares entitled to vote at the Annual Meeting. On April 18, 2017, the record date, there were an aggregate of 23,613,884 common shares outstanding and entitled to vote at the Annual Meeting. Thus, the holders of 1,180,694 common shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum if you either attend the Annual Meeting or properly submit a proxy (or one is submitted on your behalf by your broker, bank, or other nominee).

Who may vote at the Annual Meeting?

Only shareholders of record at the close of business on April 18, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 23,613,884 common shares outstanding and entitled to vote at the Annual Meeting. Each common share is entitled to one vote on each matter.

Shareholder of Record: Shares Registered in Your Name

If on April 18, 2017 your shares were registered directly in your name with the Company’s transfer agent, TSX Trust (formerly TMX Equity Transfer Services) (“TSX Trust”), then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote your shares electronically over the Internet, by facsimile, or by signing and returning the proxy card you received with your Meeting Materials.

Beneficial Owner: Non-Objecting Beneficial Owner

If on April 18, 2017, your shares were held not in your name, but rather in an account at a brokerage firm, bank, or other similar organization, and you have given that organization permission to release your name and address to us, you are considered a Non-Objecting Beneficial Owner (“NOBO”). These Meeting Materials are being sent to both registered and non-registered owners of the securities. If you are a NOBO and the Company or its agent has sent the Meeting Materials directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these Meeting Materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these Meeting Materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. However, as a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a NOBO, you may vote using the voting instruction form enclosed with the Meeting Materials you received. In order to attend the Annual Meeting in person, you need either to request and obtain a valid proxy from your broker or other agent or to otherwise give timely notice in writing to the Company, TSX Trust, or your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder. We urge you to fill out and return your voting instruction form to ensure your vote is counted or to promptly take steps to have yourself appointed as proxyholder to attend the Annual Meeting in person.

Beneficial Owner: Objecting Beneficial Owner

If on April 18, 2017, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, and you have not given your brokerage firm, bank, dealer or other similar organization permission to release your name and address to us, you are considered an Objecting Beneficial Owner (“OBO”). As an OBO, you are the beneficial owner of shares held in the “street name” of the brokerage firm, bank, dealer or other organization, and the Meeting Materials were forwarded to you by that organization. We are paying all the costs of forwarding such materials to you.

The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. To direct your broker or other agent, follow the instructions provided with the Meeting Materials. You are also invited to attend the Annual Meeting. However, as an OBO, since you are not the shareholder of record and the Company has no way of verifying that you are a beneficial owner, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent, or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a Notice for each account. To ensure that all your shares in each account are voted, you must vote in accordance with the Notice you receive for each account.

What matters are being considered at the Annual Meeting?

There are two matters scheduled for a vote:

1.	Electing nine directors; and

2.	Ratifying the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxies to vote on those matters in accordance with their best judgment.

How do I vote?

With regard to the election of each director nominee in Proposal 1, and with regard to Proposal 2, each as set forth in this Proxy Statement, you may vote “FOR” or to “WITHHOLD.” If you elect to “WITHHOLD” your votes, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting, but will have no effect on the outcome of the election of our directors in an uncontested election, or on the outcome of the vote on the remaining proposals properly brought to vote at the Annual Meeting.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy using the proxy card sent to you with the Meeting Materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person, even if you have already voted by proxy.

•	To Vote in Person: Come to the Annual Meeting. At the Annual Meeting, votes will be conducted by a show of hands unless (i) a poll is demanded by a shareholder, (ii) the Chairman directs a vote or (iii) if more than 5% of the votes submitted by proxy or voting instruction form on the matter are “AGAINST” or “WITHHOLD”.

•	To Vote by Mail: Complete, sign and date the proxy card included with your Meeting Materials and return it promptly using the envelope provided with those materials. If you return your signed proxy card to us before the Annual Meeting, we will vote or withhold your shares from voting as you direct and, if you specify a choice with respect to any matter to be acted upon, your securities will be voted or withheld from voting accordingly.

You have the right to appoint a person other than the persons designated on the proxy card to attend the Annual Meeting and act on your behalf. The person you appoint does not need to be a shareholder. To exercise this right, strike out the printed names of the individuals specified as proxyholders on the proxy card and insert the name of your appointee in the blank space provided or complete another proper form of proxy.

•	To Vote by Facsimile: Fax your signed proxy card to 1-416-595-9593. Your vote must be received by 10:00 a.m. Eastern Time on Tuesday, May 23, 2017 to be counted.

•	To Vote via the Internet: Go to www.voteproxyonline.com to complete the electronic proxy card. You will be asked to provide the control number from the proxy card sent to you with the Meeting Materials. Your vote must be received by 10:00 a.m. Eastern Time on Tuesday, May 23, 2017, to be counted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a Non-Objecting Beneficial Owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with the Meeting Materials. Follow the instructions provided on the voting instruction form to ensure that your vote is counted. You may vote in person at the Annual Meeting, however, to do so you must obtain a valid proxy from your broker, bank or other agent or provide or otherwise give timely notice in writing to the Company, TSX Trust, or your intermediary, in accordance with applicable securities laws. Follow the instructions from your broker or bank included with the Meeting Materials, or contact your broker or bank to request a proxy form.

If you are an Objecting Beneficial Owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with the Meeting Materials from that organization. Follow the instructions provided on the voting instruction form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities laws. Follow the instructions from your broker or bank included with the Meeting Materials, or contact your broker or bank to request a proxy form.

All proxies properly submitted in time to be counted at the Annual Meeting will be voted or withheld from voting in accordance with the instructions contained therein. If you submit your proxy without voting instructions, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors set forth below. If any other matter not described in this Proxy Statement is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your sharers using his or her best judgment.

How many votes do I have?

On each matter to be voted upon where a poll is conducted, you have one vote for each common share you own as of April 18, 2017.

What if I do not vote?

If you are a shareholder of record and do not vote by completing your proxy card or in person at the Annual Meeting, your shares will not be voted. If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, or to have yourself appointed as proxyholder to attend the Annual Meeting in person, your shares will not be voted.

May I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. Shareholders of record can revoke their proxies in the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Northern Power at 29 Pitman Road, Barre, Vermont 05641, Attention: Ciel R. Caldwell or to our registered office care of Fasken Martineau DuMoulin LLP, Attn: Northern Power Systems Corp., 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

•	You may revoke your proxy in any other manner allowed by law.

Your most current proxy card is the one that is counted.

If you are a beneficial owner of shares (a NOBO or OBO, as described above), you should follow the instructions provided by your broker or bank in order to change your vote.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. Solicitation will primarily be via the Meeting Materials, however, our employees may also solicit proxies in person, by telephone, or by other means of communication. Such persons will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to our objecting beneficial shareholders.

What vote is required to approve each item?

The nine nominees for election as directors who receive a plurality of the votes cast for election of directors shall be elected directors (Proposal 1). A majority of votes cast is necessary for the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2).

If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting, unless you withdraw or revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election (scrutineer) appointed for the meeting, who will separately count the votes for each of the matters on which a vote was held at the Annual Meeting.

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be announced by news release and published in a current report on a Form 8-K that we expect to file at www.sec.gov within four business days after the Annual Meeting. We will also file a news release and a report on voting results on SEDAR at www.sedar.com.

Voting Securities and Principal Holders of Voting Securities

To the knowledge of the Company’s directors, the following persons beneficially own, or control or direct, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to the common shares of the Company.

	Shares Beneficially Owned
Name	Shares	Percentage
Alexander “Hap” Ellis III(1)	4,987,665	21.10%
John Simon, Ph.D.(2)	3,111,265	13.16%
RockPort Capital Partners III, L.P.(3)	4,892,665	20.71%

(1)	Consists of 20,000 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017, 75,000 shares held directly by RP Capital Management LLC, and 4,892,665 common shares held directly by RockPort Capital Partners III, L.P. Mr. Ellis is a General Partner of RP Capital Management LLC and RockPort Capital Partners III L.P. and therefore, may be deemed to hold voting and dispositive power over the shares held by RP Capital Management LLC and RockPort Capital Partners III L.P, respectively. Mr. Ellis disclaims beneficial ownership of our shares held by RP Capital Management LLC and RockPort Capital Partners III, L.P.
(2)	Consists of 3,091,265 common shares and 20,000 common shares issuable upon the exercise of options exercisable as of April 18, 2017.
(3)	Consists 4,892,665 common shares held directly by RockPort Capital Partners III, L.P. Excludes 75,000 shares held directly by RP Capital Management LLC, and 20,000 common shares issuable upon the exercise of options exercisable as of April 18, 2017 held directly by Mr. Ellis.

MATTERS TO BE ACTED UPON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors consists of nine directors. The term of each director expires at our Annual Meeting, unless the office is earlier vacated in accordance with the Articles of the Company (“Articles”) or the Business Corporations Act (British Columbia) (“BCBCA”) or he or she becomes disqualified to act as a director. Six of the nine nominees listed below were previously elected by the shareholders. The remaining directors, Gregory Wolf, Ciel R. Caldwell and Kevin Kopczynski, were appointed to the Board of Directors on July 22, 2015 and July 28, 2016 and February 10, 2017, respectively. The Board of Directors is recommending that each of the nine nominees listed below be elected to serve as directors of the Company until the Company’s 2018 Annual General Meeting of Shareholders.

Directors are elected by a plurality of the votes cast of the holders of shares present in person or represented by proxy at the Annual Meeting. The director nominees who receive the most votes will be elected as directors for the ensuing year, subject to application of the Majority Voting Policy, as described below.

Nominees

The Compensation and Corporate Governance Committee has evaluated the following slate of nominees and found each nominee to have high personal and professional integrity, to have demonstrated ability and sound judgment, and to be effective, in conjunction with the other nominees, in collectively serving the long-term interests of the Company’s shareholders:

Name, Place of Residence and Offices Held	Age(5)	Period Served as Director	Number of and Type of Securities Held(1)

Ciel R. Caldwell(2) Boston, MA USA President and Chief Operating Officer, Director	44	July 2016–present	112,840 common shares 282,412 stock options (1.65%)

Alexander “Hap” Ellis III(2),(4) Jamaica Plain, MA USA Director	67	September 2008–present	4,967,665 common shares 20,000 stock options (21.10%)

Richard Hokin Darien, CT USA Director	76	August 2008–present	2,235,143 common shares 20,000 stock options (9.54%)

Kevin Kopczynski (2) Woodside, CA USA Director	40	February–present	no common shares no stock options

William F. Leimkuhler(3),(4) Darien, CT USA Chairman and Director	65	November 2013–present	118,441 common shares 20,000 stock options (less than 1%)

Robert L. Lentz(3) Boston, MA USA Director	66	March 2014–present	136,537 common shares 20,000 stock options (less than 1%)

Troy C. Patton(2) Tequesta, FL USA Director	48	April 2012–present	66,000 common shares 50,000 stock options (less than 1%)

John Simon, Ph.D. (2),(4) Bronxville, NY USA Lead Director	74	August 2008–present	3,091,265 common shares 20,000 stock options (13.16%)

Gregory Wolf(3) Charlotte, NC USA Director	47	July 2015–present	71,525 common shares (less than 1%)

(1)	Percentages are based on 23,613,884 common shares issued and outstanding as of the record date, April 18, 2017. The number and type of securities held include securities which the nominee may be deemed to be a beneficial holder. The method of calculating the percentage, and the explanatory notes for each director, are the same as described in the Principal Shareholder table and description below.
(2)	Member of the Executive Committee. In September 2016, Mr. Patton resigned from the Executive Committee and Ms. Caldwell was appointed to the Executive Committee. In February 2017, Mr. Kopczynski was appointed to the executive Committee.
(3)	Member of the Audit Committee. In September 2016, Mr. Wolf was appointed to the Audit Committee.
(4)	Member of the Compensation and Corporate Governance Committee.
(5)	Ages calculated as of the record date, April 18, 2017.

The Board of Directors does not contemplate that any of its nominees will be unable to serve as a director. If any vacancies occur in the slate of nominees listed below before the Annual Meeting, then the proxyholder named in shareholder’s proxy will exercise discretionary authority to vote the shares represented by proxy for the election of any other person(s) as director(s).

Biographies of Directors

Ciel R. Caldwell has been a member of our Board since July 2016. Ms. Caldwell was named President and Chief Operating Officer in August 2016. From May 2016 to August 2016, Ms. Caldwell served as the Company’s Senior Vice President for Operations and Finance. Ms. Caldwell joined the Company in February of 2011 as Vice President and Corporate Controller, and was named Chief Financial Officer in February 2013. Before Northern Power, from October 2008 to May 2010, Ms. Caldwell was the Vice President, Corporate Finance of Vistaprint, N.V. (NASDAQ:VPRT), now known as Cimpress, N.V. (NASDAQ:CMPR), an online marketing solutions retailer. Prior to that, Ms. Caldwell served in various senior financial leadership positions at 3Com Corporation, a global provider of enterprise networking and security solutions, from 2003 to October 2008, including Vice President and Assistant Controller, Senior Director Corporate Accounting, and Director of Investor Relations. Prior to 3Com Corporation, she held senior financial positions at Level 3 Communications, Inc. (NYSE:LVLT), and began her career at PricewaterhouseCoopers. Ms. Caldwell holds a B.S. in Accounting from Babson College. The Board believes that Ms. Caldwell’s perspective and breadth of experience as a senior executive with Northern Power and other publicly traded companies provides her with the qualifications and skills to serve as a director.

Alexander “Hap” Ellis III has been a member of our Board since September 2008. Mr. Ellis has extensive operating experience in electric power and renewable energy. He is a General Partner of RockPort Capital Partners, a leading multi-stage venture capital firm that invests in the areas of renewable and conventional energy, mobility and sustainability. He has been a general partner in RockPort Capital Partners since its inception in 2000 and has primarily focused on renewables, electric grid technologies, advanced materials and transportation and emission control technologies. Prior to the formation of RockPort’s first fund, he joined RockPort Partners, a merchant bank specializing in energy and environmental projects in 1998. Mr. Ellis also serves on the boards of Old Westbury Funds, Inc., The George Bush Presidential Library Foundation and the Cornell Laboratory of Ornithology. Mr. Ellis holds a B.A. in Political Science from Colorado College and an M.P.P.A. from Yale School of Management. Mr. Ellis’s experience as a director of public companies, combined with his broad experience as a general partner of RockPort Capital Partners in investing in clean tech companies, as well as his ability to assist the Company with fundraising and other strategic initiatives, and his performance as a member of our Board, provide him with the qualifications and skills to continue to serve as a director.

Richard Hokin has been a member of our Board since August 2008. He has served as a director of Intermountain Industries, Inc., a holding company primarily engaged in energy-related investments, since 1982, and has served as Chairman of Intermountain’s board and of each of its subsidiaries since 1984. He has been a director of Gorda Estates Limited since 1988 and its Managing Director since 2014. Gorda Estates Limited is engaged in hospitality services and real estate development. Mr. Hokin is Managing Director of Century America, LLC, a privately owned holding company. He has served as a director of the Pacific Coast Gas Association, now known as Western Energy Institute. Mr. Hokin holds a B.A. in English from Princeton University. The Board believes that Mr. Hokin’s extensive managerial and investment experience, and his performance as a member of our Board, provide him with the qualifications and skills to continue to serve as a director.

Kevin Kopczynski joined our Board in February 2017. He has been Senior Director of Research and Development for First Solar, Inc. since October 2016. From September 2013 to October 2016, he served as the President and Chief Executive Officer of Enki Technology, Inc., a venture backed company that developed functionalized coatings for the solar photovoltaic industry and was acquired by First Solar, Inc. in 2016. Mr. Kopczynski also served as a member of the Board of Directors of Enki Technology, Inc. from July 2011 until its acquisition by First Solar. Previously, Mr. Kopczynski was a Partner with RockPort Capital Partners, an energy focused venture capital firm. He joined RockPort in July 2008 and was with the firm until he joined Enki full-time in 2013. Since 2005, Mr. Kopczynski has served on the Board of Directors of Ascension Industries, Inc., a closely held industrial product and manufacturing company. The Board believes Mr. Kopczynski’s perspective and experience as an investor and senior executive in our industry, as well as his depth of operating experience in the energy industry, provide him with the qualifications and skills to serve as a director.

William F. Leimkuhler joined our Board in November 2013, and was appointed Chairman in December 2013. He has been General Counsel and Director of Business Development of Paice LLC, a privately held developer of hybrid electric powertrains, since 1999. Mr. Leimkuhler also advises a number of technology based companies on business, financial and legal matters. From 1994 through 1999, he held various positions with Allen & Company LLC, a New York investment banking firm, initially serving as the firm’s General Counsel. Prior to that, Mr. Leimkuhler was a corporate partner with the New York law firm of Werbel & Carnelutti. Mr. Leimkuhler has been a director of Argan, Inc. (NYSE MKT:AGX) since 2007 and U.S. NeuroSurgical Holdings, Inc. (OTCBB:USNU) since 1999. He served as a director of Integral Systems, Inc. (NASDAQ:ISYS) from 2006 to 2011 and Speedus Corp. (OTCPK:SPDE) from 2002 to 2011. Mr. Leimkuhler holds a B.S.E. in Civil Engineering and a M.Eng. in Civil Engineering from the Massachusetts Institute of Technology and a J.D. from New York University. The experience that Mr. Leimkuhler has developed as a legal executive with an investment banking firm, a securities law firm partner and a board member for other public companies makes him a valuable member of our Board, particularly with respect to matters relating to financial reporting and corporate governance requirements.

Robert L. Lentz joined our Board in March 2014. Since July 2012, Mr. Lentz has been employed by Northeastern University as an Executive Professor and the Entrepreneur in Residence for the Center for Entrepreneurship Education. Mr. Lentz served as an independent consultant from March 2009 to June 2012 and as the interim Chief Executive Officer of Digital Reef, Inc., a provider of data management platforms, from July 2009 until March 2011. Mr. Lentz served as the interim Chief Executive Officer of the Managed Analytics Business of Deloitte Consulting LLP from January 2012 to June 2012. Prior to that, he served as President and Chief Executive Officer of Permission TV, Inc., (later known as VisibleGains, Inc.), an online video platform provider from September 2006 to March 2010. From September 2003 to September 2006, he was the Senior Vice President of Operations and Chief Financial Officer of OATSystems, Inc., a provider of radio-frequency identification (RFID) software for supply chain management systems, which was acquired by Checkpoint Software Technologies Ltd (NASDAQ GS:CHKP). Prior to that, he was Senior Vice President, Operations and Chief Financial Officer of eRoom Technology, a supplier of web-based collaborative workspace solutions, which was acquired by Documentum, Inc. Mr. Lentz has served as a member of the Board of Monotype Imaging Holdings, Inc. (NASDAQ:TYPE), a provider of typefaces and technology for creative applications and consumer devices, since August 2008 and currently serves as Chairman. Mr. Lentz was a certified public accountant and holds a B.A. in Business Administration from Northeastern University and an M.B.A. from Babson College. The Board believes that Mr. Lentz’s extensive managerial and operational experience, and his experience as a public company director, provide him with the qualifications and skills to serve as a director.

Troy C. Patton joined our Board in April 2012. From April 2012 to August 2016, Mr. Patton served as the Company’s Chief Executive Officer and he continues to serves a consultant to the Company. He joined us in April 2009 as President of the Utility Wind business. During that time, he led our successful development of the NPS 2.3 MW permanent magnet direct-drive wind turbine. Mr. Patton has more than 20 years of experience in the power generation industry. From October 2006 to April 2009, he was Senior Vice President of Engineering and Products at Vestas Wind Systems A/S (CPSE:VWS). Before that role, Mr. Patton served in numerous technical and leadership roles at General Electric Company’s (NYSE:GE) Gas Turbine and Wind Turbine businesses, and helped facilitate GE’s integration of Enron’s wind energy business in 2003. Earlier in his career, he served as a load dispatcher and engineer on a U.S. aircraft carrier and U.S. nuclear submarine, respectively. Mr. Patton holds a B.S. in Aerospace and Ocean Engineering from Virginia Polytechnic and State University and an M.B.A. from Clemson University. The Board believes Mr. Patton’s perspective and experience as a senior executive in our industry, as well as his depth of operating experience in the energy industry, provide him with the qualifications and skills to serve as a director.

John Simon, Ph.D. has been a director since August 2008, and served as Chairman of our Board from that date until December 2013 at which time he became lead director. Dr. Simon is a Managing Director of the investment banking firm, Allen & Company LLC, where he has been employed for over 25 years. He was a member of the Board of Directors of Cardica, Inc. (NASDAQ:CRDC), a cardiac surgical device manufacturer, from June 2001 through December 2015, and continues to serve on the boards of several privately held companies. He was a member of the Board of Directors for Neurogen Corporation (NASDAQ:NRGN), a biopharmaceutical company, from 1993 to December 2009. Dr. Simon holds a B.S. in Chemistry from The College of William & Mary, a Ph.D. in Chemical Engineering from Rice University, and both an M.B.A. in Finance and a J.D. from Columbia University. The Board believes that Dr. Simon is appropriate to serve on the Board due to his broad experience in capital markets, corporate and financial strategy, and his having been instrumental in advising us and our Board on business development, strategy and capital raising efforts.

Gregory Wolf has been a director since July 2015. Mr. Wolf has more than 20 years of leadership experience in the energy industry, with particular expertise in renewable energy. Since July 2016, Mr. Wolf has served as the Chief Executive Officer of Leeward Renewable Energy, LLC, a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of renewable energy assets. Leeward maintains ownership and operating interests in 18 windfarms comprising 1,557 MW across the United States, and is an affiliate of Arc Light Capital Partners, LLC, one of the leading private equity firms focused on energy infrastructure investments. Prior to Leeward, Mr. Wolf was President of Duke Energy Renewables, where he led the integrated renewable energy business. His previous roles at Duke Energy included serving as Senior Vice President of Development for Duke Energy’s commercial unit, where he created Duke Energy’s solar and biomass business and managed a national development pipeline. Prior to Duke Energy, Mr. Wolf held executive roles at General Electric, where he managed energy investments for GE Capital and led business development for GE Power Systems. Mr. Wolf currently serves on the boards of Semprius Inc., The Carolina Thread Trail, and the University of Cincinnati Foundation. Mr. Wolf earned undergraduate degrees in Industrial Management and Finance from the University of Cincinnati and an M.B.A. from the Harvard Business School. The Board believes Mr. Wolf’s perspective and depth of experience as a senior executive in the renewable energy industry provide him with the qualifications and skills to serve as a director.

Corporate Cease Trade Orders; Bankruptcies; Penalties and Sanctions

Corporate Cease Trade Orders; Corporate Bankruptcies. Except as disclosed herein, to the knowledge of Northern Power, no proposed nominee for election as a director is, as of the date of this Proxy Statement, or has been within ten years of the date of this Proxy Statement:

(a)	a director or chief executive officer or chief financial officer of any company (including Northern Power) that was subject to a cease trade order or an order similar to a cease trade order or that denied the relevant company access to any exemption under securities legislation that, in each case, was in effect for a period of more than 30 consecutive days:

(i)	that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)	that was issued after the director or executive ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity.

(b)	a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that company.

On April 13, 2016, on account of the Company’s delay in filing its Annual Report on Form 10-K for the fiscal year ending December 31, 2015 (“2015 Form 10-K”), the Ontario Securities Commission (“OSC”) issued a Management Cease Trade Order (“MCTO”) temporarily halting trading in the Company’s shares by our Chief Executive Officer and Chief Financial Officer until such time as the Company’s filings were up to date and the MCTO was lifted. On August 25, 2016, the staff of the OSC informed the Company that it would recommend converting the MCTO to a Failure to File Cease Trading Order (“FFCTO”) if the Company did not, by August 31, 2016, file its Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016 (together, the “Quarterly Reports”), each of which were delayed due to the delays in filing the 2015 Form 10-K. The Company filed its Quarterly Report for the quarter ending March 31, 2016 on August 31, 2016, but was unable to complete its Quarterly Report for the quarter ending June 30, 2016 (“Q2 Quarterly Filing”) by that date. As a result, on September 2, 2016, the OSC issued an order converting the MCTO to a temporary Failure to File Cease Trading Order (“FFCTO”) pursuant to which all trading of the Company shares would be suspended for as long as the FFCTO is in effect. Upon the filing of the Q2 Quarterly Filing on September 14, 2016, the Company was up to date with its filings, and the FFCTO was subsequently lifted on September 16, 2016, at which point trading in the Company’s securities resumed.

In 2006, RockPort Capital Partners, a venture capital firm, invested in a California-based company, ISE Corporation, which provided integrated hybrid drive solutions for municipal bus and truck platforms. Alexander “Hap” Ellis III, one of Northern Power’s directors, represented RockPort on the board of ISE Corporation. ISE Limited, the parent company of ISE Corporation, listed on the TSX in early 2010, only to find its core market—California municipalities—suffer significant financial setbacks due to a recession. The Board of Directors of ISE Corporation concluded reluctantly to file for bankruptcy protection on August 10, 2010. The TSX suspended trading officially on September 10, 2010. RockPort and the other venture capital investors lost 100% of their investment.

Individual Bankruptcies. To the knowledge of Northern Power, no proposed nominee for election as a director has, within ten years of the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties and Sanctions. To the knowledge of Northern Power, no proposed nominee for election as a director has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, has entered into a settlement agreement with any securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for the proposed directors.

Majority Voting Policy

The Company has adopted a majority voting policy pursuant to which if a nominee for election as director receives a greater number of votes “withheld” than votes “for” at a meeting of shareholders of the Company, such nominee shall offer his or her resignation as a director to the Board of Directors immediately following the meeting of shareholders of the Company at which the director was elected. Upon receiving such offer of resignation, the Compensation and Corporate Governance Committee will consider such offer and make a recommendation to the Board of Directors whether to accept it or not. The Company will announce the decision of the Board of Directors in a news release with respect to whether the Board has decided to accept such director’s resignation, which decision will be made within 90 days following the meeting of shareholders of the Company. The director who tendered such resignation will not be part of any deliberations of any Board committee (including the Compensation and Corporate Governance Committee if such director is a member thereof) or the Board of Directors pertaining to the resignation offer. The Board shall accept the resignation absent exceptional circumstances and the resignation shall be effective when accepted by the Board.

The majority voting policy only applies in circumstances involving an uncontested election of directors. For the purposes of this Policy, a “contested meeting” means a meeting at which the number of directors nominated for election is greater than the number of seats available on the board.

The Board of Directors Recommends a Vote “For” Each Nominee

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Composition

Our business and affairs are organized under the direction of our Board, which currently consists of nine members. The Board has not adopted a written board mandate, however, the primary responsibilities of our Board are:

•	the adoption of a strategic planning process and the approval and review, at least annually, of our strategic business plan proposed by management, including a statement of vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate;

•	the identification of the principal risks of our business and overseeing the implementation of appropriate systems to manage these risks;

•	succession planning, including appointing, training and monitoring senior management and, in particular, the Chief Executive Officer, if any, the President and Chief Operating Officer;

•	overseeing the integrity of members of management and a culture or integrity throughout the Company; and

•	overseeing the development and application of our internal control and management information systems.

Our Articles provide for an unclassified Board of Directors, with each director standing for election annually. The term of each director expires at our next annual general meeting of shareholders or until their successors are duly elected and qualified.

Our Articles also provide that the number of authorized directors will be determined from time to time by resolution of the shareholders and any vacancies in our Board and newly created directorships may be filled only by our shareholders, provided that casual vacancies on the Board may be filled by resolution of the other directors. Additionally, the Board may appoint one or more additional directors between annual general meetings, but not to exceed one-third the number of current directors who were elected or appointed as directors at the previous annual general meeting or by previous unanimous resolution of shareholders. Our Compensation and Corporate Governance Committee and our Board consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. We have no formal policy regarding Board diversity.

Independence of the Board of Directors

The Toronto Stock Exchange (TSX) listing standards require that a majority of the members of a listed company’s Board of Directors must qualify as “independent” as affirmatively determined by the Board of Directors in accordance with applicable securities laws. The Board consults with the Company’s counsel to confirm that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the TSX.

Based on information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that six of our nine directors—Messrs. Hokin, Leimkuhler, Lentz, Patton, Kopczynski and Wolf—are independent directors according to the rules and regulations of the TSX. There are no family relationships among any of our directors or executive officers. Ms. Caldwell is considered to not be independent because she is an officer of the Company. Mr. Ellis is considered to not be independent because he is affiliated with a greater than 10% shareholder of the Company. Dr. Simon is considered not to be independent because he is a greater than 10% shareholder of the Company.

Based on information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board has determined that eight of our nine directors— Dr. Simon and Messrs. Ellis, Hokin, Leimkuhler, Lentz, Patton, Kopczynski and Wolf—are independent directors according to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Ms. Caldwell is considered to not be independent because she is an officer of the Company.

Board Leadership Structure and Role of the Board in Risk Oversight

Our Board is currently chaired by William F. Leimkuhler, who is an independent director.

A key function of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper conduct, and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking.

Meetings of the Board of Directors

The Board met 11 times during the last fiscal year, 11 times in executive session. All directors who served in 2016 attended at least 75% of the aggregate number of meetings of the Board held during the portion of the fiscal year for which they were directors. The independent directors hold meetings from time to time on an ad hoc basis without the non-independent directors present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Executive Committee, an Audit Committee, and a Compensation and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors. The following table set forth committee:

Name	Executive Committee	Audit Committee	Compensation and Corporate Governance Committee
Marcus Baker(1)	X	X
Kevin Kopczynski(2)
Ciel R. Caldwell(3)	X
Alexander “Hap” Ellis III	X		Chair
Richard Hokin
William F. Leimkuhler		X	X
Robert L. Lentz		Chair
Troy C. Patton(4)	X
John Simon, Ph.D.	Chair		X
Gregory Wolf(5)		X
Total Meetings in 2016	19	11	7

(1)	Mr. Baker served on the Executive Committee for the duration of 2016 and on Audit Committee until September 2016. Mr. Baker resigned from the Board of Directors in February of 2017.
(2)	In February 2017, Mr. Kopczynski joined the Board of Directors and was appointed to the Executive Committee.
(3)	In September 2016, Ms. Caldwell was appointed to the Executive Committee.
(4)	In September 2016, Mr. Patton resigned from the Executive Committee.
(5)	In September 2016, Mr. Wolf was appointed to the Audit Committee.

A description of each committee of the Board is described below. The Board has determined that, except as specifically described below, each member of each committee meets the applicable TSX rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Executive Committee

The Executive Committee of the Board, or the Executive Committee, consists of Alexander “Hap” Ellis III, Dr. John Simon, Kevin Kopczynski and Ciel R. Caldwell, with Dr. Simon chairing this committee. In September 2016, Ms. Caldwell was appointed to the Executive Committee and Mr. Patton resigned from this committee. Marcus Baker served on the Executive Committee in 2016 and resigned from the Board of Directors in February 2017. Kevin Kopczynski was appointed to the Executive Committee in February 2017. The Executive Committee oversees our operations, reviews and approves expenditures in excess of $150,000, and considers other matters that are delegated to such committee by the Board or that, in the opinion of the chairman of the Board, should not be postponed until the next scheduled meeting of the Board. The Executive Committee makes regular reports of its activities to the Board.

Audit Committee

The Audit Committee of the Board of Directors, or the Audit Committee, consists of Messrs. Robert L. Lentz, William F. Leimkuhler and Gregory Wolf, with Mr. Lentz chairing this committee. In September 2016, Mr. Wolf was appointed to the Audit Committee and Marcus Baker resigned from this committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the TSX, the SEC, and applicable Canadian securities laws. Our Board has determined that Messrs. Lentz and Leimkuhler are “audit committee financial experts” as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of the TSX and applicable Canadian securities laws. Each member of the Audit Committee is an independent director as defined under the applicable rules and regulations of the TSX, the SEC, and applicable Canadian securities laws. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, applicable Canadian securities laws, and the TSX.

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee operates under a written charter that is approved by the Board, and is reviewed and reassessed by the Audit Committee at least annually. The Audit Committee charter is in the Investor Relations section of our website, www.ir.northernpower.com. Except to the extent expressly stated herein, our website is not incorporated herein by reference.

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee, or the Compensation Committee, consists of Messrs. Alexander “Hap” Ellis III, William F. Leimkuhler and Dr. John Simon, with Mr. Ellis chairing this committee. All members of our Compensation Committee meet the requirements for independence under the applicable rules and regulations of the SEC and the Internal Revenue Code of 1986, as amended, or the Code. The functions of a nominating committee are performed by the Compensation Committee.

The Compensation Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, if any, President and Chief Operating Officer;

•	evaluating the performance of our Chief Executive Officer, if any, President and Chief Operating Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer, if any, President and Chief Operating Officer;

•	determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers;

•	overseeing and making recommendations to the Board with respect to our incentive-based compensation and equity plans;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	developing and recommending to the Board the criteria for selecting Board and committee members;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by shareholders;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	overseeing the evaluation of the Board, its committees and management; and

•	annually determining the independence of each director for the purpose of his or her membership on the Board and each committee, and reviewing any material changes in a director’s circumstances that could adversely impact the director’s ability to carry out his or her duties on the Board or any committees thereof.

The Compensation Committee operates under a written charter that is approved by the Board, and is reviewed and reassessed by the Compensation Committee at least annually. The Compensation Committee charter is available in the Investor Relations section of our website, www.ir.northernpower.com. Except to the extent expressly stated herein, our website is not incorporated herein by reference.

Pursuant to its charter, the Compensation Committee makes recommendations to the Board regarding criteria for Board and Compensation Committee membership, including any specific minimum qualifications that the Compensation Committee believes must be met by committee-recommended nominees and any specific quality or skills that the Compensation Committee believes must be met by one or more of the Company’s directors and committee members. The Compensation Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director, his or her depth and breadth of business experience or other background characteristics, his or her independence, and the needs of the Board.

The process for identifying and evaluating director candidates is as follows:

•	The Compensation Committee may solicit recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, if any, President and Chief Operating Officer, other executive officers, third party search firms, or any other source it deems appropriate, including shareholder recommendations.

•	The Compensation Committee reviews and evaluates the qualifications of any proposed director candidate, and conducts any inquiries it deems appropriate.

•	The Compensation Committee evaluates all proposed director candidates in the same manner, with no regard to the source of the initial recommendation or such proposed director candidate.

The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The Compensation Committee may also appoint, retain, terminate, and oversee the work of any compensation consultant, legal counsel or other advisor retained on behalf of the Compensation Committee in connection with the compensation of the Company’s management or directors, including the sole authority for approving any such consultant of advisor’s fees and terms of engagement after taking into consideration all factors relevant to that consultant or advisor’s independence from management of the Company according to criteria set forth in the Compensation Committee Charter. The Compensation Committee may rely upon advice and information it receives in its discussion and communications with management and such other experts, advisors, and professionals with whom it may consult.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has at any time been an officer or employee of the Company. None of our executive officers serve or in the past fiscal year has served as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Shareholder Communications with the Board of Directors

The Company has not adopted a formal process by which shareholders may communicate with the Board or any of its Directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Northern Power Systems Corp. at 29 Pitman Road, Barre, Vermont 05641, USA, Attention: Ciel R. Caldwell. Each communication should set forth the name and address of the shareholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such shareholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and/or any person performing similar functions. A copy of the code is available on our website at

www.ir.northernpower.com. If the Company makes any amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of this code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. Except to the extent expressly stated herein, our website is not incorporated herein by reference. The Company’s management periodically reports to the Board or an appropriate committee of the Board on its compliance efforts as well as any alleged violations of the code and the actions taken with respect to any such violation. Questions and concerns relating to potential violations of the code pertaining specifically to accounting, internal accounting controls, auditing or securities law matters are directed to and addressed by the Audit Committee in accordance with established procedures for the receipt, retention and treatment of such complaints.

Position Descriptions

The Board has not developed written position descriptions for the Chief Executive Officer, if any, President and Chief Operating Officer, Chairman of the Board or the chairs of any of the committees of the Board. Delineation of the responsibilities of such individuals is overseen by the Compensation Committee.

Orientation and Continuing Education

The Board does not have a formal orientation program for new directors; however, the Board briefs all new directors with the policies of the Board, and other relevant corporate and business information. New directors of the Company are provided with an opportunity to become familiar with the Company by meeting with all other directors and with management of the Company. As each director has a different skill set and professional background, orientation and training activities will be tailored to the particular needs and experience of each director.

Nomination of Directors

The Compensation Committee is responsible for identifying and recommending new director candidates, having regard to the appropriate size of the Board and the necessary competencies and skills of the Board as a whole and of each director individually. New nominees should have a track record in general business management, special expertise in an area of strategic interest to the Company, and the ability to devote the time required to the Company.

Assessments

The Compensation Committee is responsible for reviewing, at least annually, the effectiveness of the Board, each committee and management, and to provide recommendations for improvements to the Board for its annual assessment process. The Compensation Committee is responsible for overseeing the annual assessment and may make recommendations to the Board for any improvements that it may deem appropriate.

Director Term Limits

Directors can be re-elected to the Board annually. The Board has not adopted a term limit or established a retirement age for directors. The Company believes that the imposition of director term limits implicitly discounts the value of experience and continuity on the Board and runs the risk of excluding effective Board members who have longstanding knowledge of the Company and its operations as a result of an arbitrary determination. The Board believes that it can achieve the right balance between continuity and encouraging turnover and independence without mandated term limits and relies on its annual director assessment procedures in this regard.

Policies Regarding the Representation of Women on the Board and Executive Officer Positions

The Company supports diversity at all levels of the organization, including the Board. While the Compensation Committee considers diversity when considering new candidates for director and executive positions, the Board has not adopted a written policy relating to the identification and nomination of women directors or executive officers or set specific minimum targets for Board or executive officer composition at this time. The Board believes that each potential nominee should be evaluated based on his or her individual merits and experience, taking into account the needs of the Company and the current composition of the Board and management team, including the current level of representation of women in such positions.

Currently, one of the Company’s directors (11%) and one of the Company’s three executive officers (33%) is female.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The BCBCA requires the shareholders of the Company to appoint the Independent Registered Public Accounting Firm for the Company. RSM US LLP was first appointed independent registered public accounting firm to the Company on September 17, 2014. The Audit Committee and the Board of Directors have recommended that the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 be ratified. The Company’s auditors are not expected to be present at the Annual Meeting.

Audit Fees

The amounts included for the year ended December 31, 2016, represent aggregate fees billed to the Company, through the date of this Proxy Statement by RSM US LLP related to their engagement for services performed for the year ended December 31, 2016. All fees described below were pre-approved by the Audit Committee.

	For the Year Ended December 31,
	2015	2016
Audit Fees(1)	$352,000	$363,697

Tax Fees(2)	11,000	$20,675

Total Fees	$363,000	$384,372

(1)	Audit fees consist of fees billed for professional services by RSM US LLP.
(2)	Represents fees for tax advice and planning provided by RSM US LLP.

The Board of Directors Recommends a Vote “For” Proposal 2

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.ir.northernpower.com. Except to the extent expressly stated herein, our website is not incorporated herein by reference. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Northern Power’s audited financial statements as of and for the year ended December 31, 2016.

The Audit Committee has discussed with RSM US LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee had a discussion with RSM US LLP regarding its independence. The Audit Committee received from RSM US LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB regarding RSM US LLP’s communications with the Audit Committee regarding its independence. Finally, the Audit Committee discussed with RSM US LLP, with and without management present, the scope and results of RSM US LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee also has recommended to the Board that RSM US LLP be engaged as our independent registered public accounting firm for the fiscal year ended December 31, 2017. Shareholders are being asked to reappoint RSM US LLP at the Annual Meeting.

Audit Committee Robert L. Lentz, Chairman Gregory Wolf William F. Leimkuhler

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Northern Power under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers, and their respective ages and positions, as of April 18, 2017.

Name	Age	Position
Ciel R. Caldwell	44	President, Operating Officer and Director
Eric D. Larson	47	Vice President and Chief Accounting Officer
William St. Lawrence	47	Vice President and General Counsel

Ciel R. Caldwell’s biographical information is set forth above under Proposal 1.

Eric D. Larson was named Vice President and Chief Accounting Officer in September 2016. He joined us in November 2014 as Vice President and Corporate Controller. Prior to joining us, he was the Controller at Spire Corporation, a manufacturer of equipment for the production of solar modules and solar manufacturing lines, from Jan 2014 to November 2014. From January 2013 to December 2013, Mr. Larson served as an Accounting Consultant at SmartBear Software. Prior to that, he served as the Director of Finance of Aspect Software from March 2011 to November 2012. Mr. Larson also has held accounting and finance positions at various companies across a variety of sectors including Biogen Idec, CMGI, Ernst & Young and Fidelity. Mr. Larson is a graduate of Grove City College.

William St. Lawrence joined us as General Counsel in March of 2017. Prior to joining us, he served in 2016 as General Counsel & Managing Director of Harborview Ventures. From 2012 to 2016, he served as the General Counsel and Chief Administrative Officer of Northeast Wireless Networks, LLC, a private equity backed company that designs, builds and operates cellular networks in rural US markets. Prior to joining Northeast Wireless, he acted as Legal and Corporate/Business Development Officer for a family office and a variety of venture backed companies. Mr. St. Lawrence began his legal career in the New York office of Heller Ehrman where he represented venture funds, venture-backed companies and investments banks, including Allen & Company, in connection with M&A, public offerings, securities compliance, financings and general commercial matters. Mr. St. Lawrence is a graduate of Hobart College and the University of Maine School of Law.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth total compensation paid to certain executive officers as required by Item 402 of Regulation S-K (our “Named Executive Officers”) for the years ended December 31, 2016, and December 31, 2015. We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

Name and Principal Position	Year	Salary ($)		Option Awards $(1)			Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)			Total ($)

Troy C. Patton,(3) former President and Chief Executive Officer	2016 2015	$ $	347,596 375,000	$	— 13,050	(4)	$ $	89,609 159,609	$ $	56,209 8,096	(5) (6)	$ $	493,414 555,756
Ciel R. Caldwell,(7) President and Chief Operating Officer	2016 2015	$ $	250,000 250,000	$ $	22,200 7,830		$ $	26,757 71,758	$ $	2,414 4,740	(8) (9)	$ $	301,371 334,328
Jonathan A. Lynch,(10) former Chief Technology Officer	2016 2015	$ $	223,003 251,000	$	— 3,915		$ $	34,521 34,522	$ $	32,082 10,302	(11) (12)	$ $	289,606 299,739
Eric D. Larson,(13) Chief Accounting Officer	2016		$170,000		$5,550			$15,000		$2,782	(14)		$193,332
June M. Morris,(15) former Vice President and General Counsel	2016		$41,346		$5,550			—		$1,609	(16)		$48,505

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”) and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2016. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common shares underlying such stock options. The exercise price for stock option awards granted to our Named Executive Officers prior to April 16, 2014, the date our shares were listed on the TSX, were denominated in U.S. dollars, and those granted after that date were denominated in Canadian dollars on the date of the grant and were converted to U.S. dollars using the U.S. dollar per Canadian dollar exchange rate on the date of the grant of the stock option, as indicated In the “Outstanding Equity Awards at Fiscal Year End” table below.
(2)	Represents annual bonus amounts paid pursuant to our Named Executive Officers’ employment agreements. Unless otherwise noted, amounts paid in year represent performance bonus based on previous fiscal year (e.g. bonus paid in 2015 was based on reaching performance objectives for 2014 fiscal year, and bonus paid in 2016 was based on reaching performance objectives for 2015 fiscal year).
(3)	Mr. Patton served as the Company’s President and Chief Executive Officer until August 10, 2016. Mr. Patton’s employment with the Company terminated on November 28, 2016. Mr. Patton’s continues to serve on the Company’s Board of Directors and as a consultant to the Company.
(4)	Excludes 30,000 common shares issued to Mr. Patton in his capacity as a non-executive member of the Company’s Board of Directors. The shares were issued to Mr. Patton and other non-executive members of the Board in lieu of cash consideration as the annual retainer for Board services.
(5)	Consists of: (i) $868 which we paid towards Mr. Patton’s life insurance coverage, (ii) $3,418 in matching funds under our 401(k) plan, (iii) $14,423 which we paid under a severance agreement with Mr. Patton and (iv) $37,500 in vacation payout.
(6)	Consists of: (i) $450 for fuel subsidy, (ii) $809 which we paid towards Mr. Patton’s life insurance coverage, and (iii) $6,836 in matching funds under our 401(k) plan.
(7)	On August 10, 2016, the Company appointed Ms. Caldwell the Company’s President and Chief Operating Officer. Prior to her appointment as the Company’s President and Chief Operating Officer, Ms. Caldwell served as the Company’s Senior Vice President for Operations and Finance from May 2016 to August 2016.
(8)	Consists of: (i) $540 which we paid towards Ms. Caldwell’s life insurance coverage and (ii) $1,874 in matching funds under our 401(k) plan.
(9)	Consists of: (i) $450 for fuel subsidy, (ii) $540 which we paid towards Ms. Caldwell’s life insurance coverage, and (iii) $3,750 in matching funds under our 401(k) plan.
(10)	On November 14, 2016, the Company terminated Mr. Lynch’s employment with the Company.
(11)	Consists of: (i) $3,300 which we paid towards Mr. Lynch’s life insurance coverage, (ii) $3,330 in matching funds under our 401(k) plan and (iii) $25,452 in vacation payout.
(12)	Consists of: (i) $450 for fuel subsidy, (ii) $2,322 which we paid towards Mr. Lynch’s life insurance coverage, and (iii) $7,530 in matching funds under our 401(k) plan.
(13)	In September 2016, the Company appointed Mr. Larson the Company’s Chief Accounting Officer.
(14)	Consists of: (i) $232 which we paid towards Mr. Larson’s life insurance coverage and (ii) $2,550 in matching funds under our 401(k) plan.
(15)	In October 2016, the Company appointed Mrs. Morris Vice President and General Counsel of the Company. Mrs. Morris resigned from her position with the Company, effective as of February 17, 2017.
(16)	Consists of: (i) $1,113 which we paid towards Mrs. Morris’ life insurance coverage and (ii) $496 in matching funds under our 401(k) plan.

Annual Base Salary

Name	2016 Base Salary	2015 Base Salary
Troy C. Patton(1)	$375,000	$375,000
Ciel R. Caldwell(2)	$250,000	$250,000
Jonathan Lynch (3)	$251,000	$251,000
Eric D. Larson (4)	$170,000	—
June M. Morris (5)	$215,000	—

(1)	Mr. Patton served as the Company’s President and Chief Executive Officer until August 10, 2016. Mr. Patton’s employment with the Company terminated on November 28, 2016. Mr. Patton’s continues to serve on the Company’s Board of Directors and as a consultant to the Company.
(2)	On August 10, 2016, the Company appointed Ms. Caldwell the Company’s President and Chief Operating Officer. Prior to her appointment as the Company’s President and Chief Operating Officer, Ms. Caldwell served as the Company’s Senior Vice President for Operations and Finance from May 2016 to August 2016.
(3)	On November 14, 2016, the Company terminated Mr. Lynch’s employment with the Company.
(4)	In September 2016, the Company appointed Mr. Larson the Company’s Chief Accounting Officer.
(5)	In October 2016, the Company appointed Mrs. Morris Vice President and General Counsel of the Company. Mrs. Morris resigned from her position with the Company, effective as of February 17, 2017.

The Compensation Committee reviews, assesses, and makes recommendations to the Board relating to the Company’s overall system of executive compensation, including setting the base salary for the Chief Executive Officer or President and Chief Operating Officer, as the case maybe, and the executive management team upon hire and annually thereafter.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our Named Executive Officers are eligible to receive an annual performance-based cash bonus, which is designed to provide an appropriate incentive to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus, if any, an executive earns is targeted to a percentage of the executive’s base salary, and ultimately is based on the achievement of certain corporate and individual key performance indicators approved by the Board in the beginning of the year to which the bonus relates. The bonus amounts vary from year to year based on corporate and individual performance. The bonus is pro-rated for any partial service during the year. At the beginning of each year, the Compensation Committee recommends and our Board approves the extent to which the corporate and individual goals for the previous year have been achieved, based on achievement of the corporate and individual goals and management’s review and recommendation, except that our executives do not make recommendations with respect to their own achievement. The Board may award a bonus in an amount above or below the target bonus, based on factors that the Board determines, with input from the Compensation Committee.

Name	Target Bonus %
Troy C. Patton(4)	100	(1)
Ciel R. Caldwell(5)	50	(1)
Jonathan A. Lynch(6)	40	(1)
Eric D. Larson(7)	20	(2)
June M. Morris(8)	35	(3)

(1)	The target bonuses listed in this table reflect increases from the original target bonuses agreed to in the employment agreement of each Named Executive Officer. The target bonus increases were approved by the Compensation Committee on August 14, 2014, and made effective as of August 22, 2014.
(2)	The Company established the target bonus pursuant to the Named Executive Officer’s employment offer letter.
(3)	The Company established the target bonus pursuant to the Named Executive Officer’s employment agreement.
(4)	Mr. Patton served as the Company’s President and Chief Executive Officer until August 10, 2016. Mr. Patton’s employment with the Company terminated on November 28, 2016. Mr. Patton’s continues to serve on the Company’s Board of Directors and as a consultant to the Company.
(5)	On August 10, 2016, the Company appointed Ms. Caldwell the Company’s President and Chief Operating Officer. Prior to her appointment as the Company’s President and Chief Operating Officer, Ms. Caldwell served as the Company’s Senior Vice President for Operations and Finance from May 2016 to August 2016.
(6)	On November 14, 2016, the Company terminated Mr. Lynch’s employment with the Company.
(7)	In September 2016, the Company appointed Mr. Larson the Company’s Chief Accounting Officer.
(8)	In October 2016, the Company appointed Mrs. Morris Vice President and General Counsel of the Company. Mrs. Morris resigned from her position with the Company, effective as of February 17, 2017.

The corporate and individual goals are determined by the Board based on the recommendation of the Compensation Committee and communicated to the Named Executive Officers shortly after each fiscal year begins. The corporate goals relate to our annual Company goals and various business accomplishments which vary from year to year depending on the Company’s overall strategic objectives. The individual goals relate to each Named Executive Officer’s specific job responsibilities and often to the executive’s performance towards reaching our corporate goals for the designated year. The proportional emphasis between corporate and individual goals does not necessarily involve a mathematical analysis or pre-established weighting of each goal. The Board may, but need not, establish a specific weighting amongst various corporate goals. The emphasis placed on goals may vary from year to year depending on the Company’s overall strategic objectives and the Compensation Committee’s and Board’s subjective determination of which goals have more impact on performance.

Long Term Incentive Compensation

Our long-term, equity-based incentive awards are designed to align the interests of our Named Executive Officers and our other employees, non-employee directors and consultants with the interests of our shareholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our Named Executive Officers through the vesting period of the awards.

We use stock options as the primary incentive vehicle for long-term compensation to our Named Executive Officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We provide initial grants in connection with the commencement of employment of our Named Executive Officers, and subsequent grants from time to time, but approximately annually. All stock option grants to Named Executive Officers have been made pursuant to our stock option plan, the terms of which are described below under “Equity Compensation Plans and Other Benefit Plans – 2014 Stock Option and Incentive Plan,” and are granted with an exercise price no less than the fair market value of our common shares on the date of grant of each award. In April 2014, we adopted and our shareholders approved the Northern Power Systems Corp. 2014 Stock Option and Incentive Plan (the “2014 Plan”). Stock options granted under our 2014 Plan typically vest over a three-year period and expire after seven years.

In August 2015, based on the recommendation of the Compensation and Corporate Governance Committee, the Board awarded stock option grants to each of the Named Executive Officers for the incentive- and retention-related purposes. The vesting and other terms of these stock option grants are described in the footnotes to the “Outstanding Equity Awards as Fiscal Year End” table below.

Health, Welfare and Retirement Benefits

Health and Welfare Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, and group life and disability insurance plans, in each case on the same basis as other employees.

Retirement Benefits

We maintain a tax-qualified retirement plan that provides eligible employees, including the Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. In 2016, the Company contributed 25% of the amount contributed by a participating employee, up to a maximum of 6% of the participant’s pre-tax compensation. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code.

Employment Agreements with Named Executive Officers

Each of our Named Executive Officers serves at the pleasure of our Board. Each executive employment agreement is negotiated on the Company’s behalf by President and Chief Operating Officer (or was negotiated by a former Chief Executive Officer), with the oversight and approval of our Board. The employment agreements of our President and Chief Operating Officer and former Chief Executive Officers were negotiated by the Board. The

Named Executive Officers’ employment agreements each provide for “at will” employment and set forth the terms and conditions of the Named Executive Officer’s employment, described below, and standard employee benefit plan participation. Each Named Executive Officer also entered into the Company’s standard confidential information and invention assignment agreement.

The Company entered into an employment agreement with Mr. Patton on September 7, 2012, in connection with the commencement of his employment as our Chief Executive Officer and President. Pursuant to the employment agreement, Mr. Patton was entitled to an annual salary of $375,000, and a bonus payment of $175,000 for the year 2012, provided that prior to December 31, 2012, he did not voluntarily terminate his employment with the Company, other than for “good reason,” and his employment was not terminated for “cause” (as each term is defined below). Starting in 2013, Mr. Patton was entitled to be eligible for an annual discretionary performance bonus targeted to 50% of his annual base salary. Mr. Patton’s employment agreement provided for additional benefits, including a monthly allowance for housing in the Barre, Vermont area, and reimbursement for his travel expenses incurred in travelling between his primary residence and the Company’s office in Barre, Vermont, on a tax free basis. Mr. Patton served as the Company’s President and Chief Executive Officer until August 10, 2016. Mr. Patton’s employment with the Company terminated on November 28, 2016. Mr. Patton’s continues to serve on the Company’s Board of Directors and as a consultant to the Company.

The Company entered into an employment agreement with Ms. Caldwell on February 1, 2013, pursuant to which she was entitled to an annual salary of $225,000, and eligible for an annual discretionary performance bonus of targeted to 35% of her annual base salary. Ms. Caldwell’s employment agreement also provided for additional benefits, including reimbursement for or provision of housing in the Barre, Vermont area and reimbursement for her automobile mileage expenses incurred in travelling between her primary residence and the Company’s office in Barre, Vermont, on a tax free basis.

The Company entered into an employment agreement with Mr. Lynch on September 19, 2010, pursuant to which he was entitled to an annual salary of $235,000, and eligible for an annual discretionary performance bonus targeted to 35% of his annual base salary. On November 14, the Company terminated Mr. Lynch.

The Company entered into an employment agreement with June M. Morris on October 5, 2016 to serve as the Company’s Vice President and General Counsel, pursuant to which she was entitled to an annual salary of $215,000, and eligible for an annual discretionary performance bonus targeted to 35% of her annual base salary. Mrs. Morris resigned from her position with the Company, effective as of February 17, 2017.

As described below, these employment agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment following a “change in control”, as well as for accelerated vesting of certain of their outstanding and unvested awards in certain circumstances.

Involuntary Termination of Employment

Pursuant to their employment agreements, each Named Executive Officer is eligible to receive certain payments and benefits in the event his or her employment is terminated (i) in the case of Mr. Patton by the Company without “cause” or by Mr. Patton with “good reason”, and (ii) in the cases of Ms. Caldwell and Mr. Lynch, by the Company without “cause” or on account of death or disability. In addition to accrued benefits (consisting of unpaid expense reimbursements, accrued but unused vacation to the extent such payment is required by law or Company policy, any vested benefits that the Named Executive Officer may have under any of our employee benefit plans and any earned but unpaid base salary payable through the date of termination) and any bonus awarded but not yet paid on the date of termination, upon the timely execution of a fully effective general release of claims in favor of the Company, each Named Executive Officer is eligible to receive the following payments and benefits:

•	base salary continuation for up to 12 months in the case of Mr. Patton, up to 6 months in the case of Ms. Caldwell, and up to 9 months in the case of Mr. Lynch (in each case, subject to earlier termination if subsequent employment is obtained prior to the expiration of the relevant severance period);

•	the cost of all health and dental benefits during the severance period; and

•	if the Named Executive Officer was participating in a cash bonus plan at the time of such termination, a pro rata portion of the cash bonus payable under such cash bonus plan for the year in which the termination of employment occurs, as determined in good faith by the Compensation Committee.

Change in Control

Pursuant to Mr. Patton’s employment agreement, in the event his employment is terminated without “cause” or for “good reason” within 12 months of a “change in control” (as defined in his employment agreements and described below), all common shares subject to outstanding and unvested stock options granted to Mr. Patton will immediately accelerate, vest, and become fully exercisable as of the date of termination. In addition, pursuant to our 2014 Plan, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived upon a “sale event” (as defined in the 2014 Plan).

Definitions

For purpose of the employment agreements, “cause” means:

•	willful failure substantially to perform an executive officer’s duties and responsibilities to the Company or deliberate violation of a material the Company policy;

•	the commission by an executive officer of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company;

•	unauthorized use or disclosure by an executive officer of any proprietary information or trade secrets of the Company or any other party to whom such executive officer owes an obligation of nondisclosure as a result of his or her relationship with the Company; or

•	a willful and material breach by an executive officer of his or her obligations under our assignment of inventions, non-disclosure and noncompetition agreement.

For purposes of the employment agreements, “good reason” means:

•	any material breach of an executive officer’s employment agreement by the Company or any successor to the Company which is not cured within 15 days after written notice by the executive officer to the breaching party;

•	failure of any successor to the Company to assume and agree to perform the Company’s obligations pursuant to the terms and conditions of the executive officer’s employment agreement; or

•	to the extent the termination occurs within 12 months following a change in control, an adverse change by the Company or any successor to the Company to an executive officer’s title, reporting relationship, work location, position, authority, duties or responsibilities which is not cured within 15 days after written notice by an executive officer, it being understood that a sale or spin-off of a portion of the Company’s business operations shall not, by itself, constitute an “adverse change.”

For purposes of the employment agreements, a “change in control” of the Company means the consummation of any of the following:

•	any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the capital shares of the Company in substantially the same proportions as immediately prior to such transaction);

•	the sale of all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary);

•	the acquisition of beneficial ownership of 75% or more of the outstanding shares of capital shares of the Company by any person or entity (including a group as defined by or under Section 13(d)(3) of the Exchange Act);

•	a contested election of directors of the Company, as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board of the Company; provided however that if the election, or nomination for election by the shareholders of the Company of any new director was approved by a vote of at least 50% of the incumbent directors of the Company, such new director shall be considered as an incumbent director;

•	a Company sale event; or

•	any other event specified by compensation and governance committee of our Board.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes, for each of the Named Executive Officers, the number of the Company’s common shares underlying outstanding stock options held as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Grant Date(1)		Option Exercise Price ($)	Option Expiration Date(5)
Troy C. Patton(6)	50,000	(6)	0	8/19/2015		0.44	8/19/2022
	46,662		0	12/22/2014	(2)	2.97	12/22/2021
	600,091		0	11/25/2013	(3)	1.59	11/25/2020
	405		0	2/10/2011		3.63	2/10/2018
	5,940		0	9/29/2011		3.63	9/29/2018
	1,646		0	9/29/2011		3.63	9/29/2018

Ciel R. Caldwell	0		200,000	11/30/2016		0.19	11/29/2023
	12,500		17,500	8/19/2015		0.44	8/19/2022
	50,000		25,000	12/22/2014	(2)	2.97	12/22/2021
	217,035		0	11/25/2013	(3)	1.59	11/25/2020
	292		0	9/29/2011		3.63	9/29/2018
	1,219		0	9/29/2011		3.63	9/29/2018
	350		0	9/29/2011		3.63	9/29/2018
	1,016		0	5/2/2011		3.63	5/2/2018

Jonathan A. Lynch (7)	4,999		0	8/19/2015		0.44	8/19/2022
	11,665		0	12/22/2014	(2)	2.97	12/22/2021
	195,343		0	11/25/2013		1.59	11/25/2020
	5,507		0	9/29/2011	(4)	3.63	9/29/2018
	1,564		0	9/29/2011		3.63	9/29/2018
	1,876		0	9/29/2011		3.63	9/29/2018
	4,594		0	9/29/2011	(4)	3.63	9/29/2018
	847		0	2/10/2011		3.63	2/10/2018
	1,016		0	2/10/2011		3.63	2/10/2018

Eric D. Larson	0		50,000	11/30/2016		0.19	11/30/2023
	10,000		5,000	11/19/2014		3.13	11/19/2021
	1,250		1,750	8/19/2015		0.44	08/19/2022

June M. Morris(8)	0		50,000	11/30/2016		0.19	11/30/2023

(1)	Unless otherwise indicated, the options vest according to the following schedule: one-third of the shares granted vest and become exercisable on the first anniversary of the grant date, with the remaining two-thirds of the shares vesting and becoming exercisable in equal quarterly installments over the subsequent two years.
(2)	The shares vest in three equal installments starting on the first anniversary of the grant.
(3)	20% of shares vested and became exercisable upon grant date, with the remaining shares vesting and becoming exercisable in equal quarterly installments over the subsequent three years.
(4)	The shares vested on date of grant.
(5)	The options expire on the seventh anniversary of the grant date.
(6)	Mr. Patton served as the Company’s President and Chief Executive Officer until August 10, 2016. Mr. Patton’s employment with the Company terminated on November 28, 2016. In connection with Mr. Patton’s termination, 50,000 options granted on August 19, 2015 became fully vested and are exercisable at any time prior to August 2022. Mr. Patton’s unvested options as of his termination date were cancelled effective on his termination date. Other than the 50,000 options referenced above, all of Mr. Patton’s vested options expired ninety (90) days after his termination date.

(7)	Mr. Lynch served as the Company’s Chief Technology Officer from August 2008 to November 2016. On November 14, 2016, the Company terminated Mr. Lynch. Mr. Lynch’s unvested options as of his termination date were cancelled effective on his termination date. All of Mr. Lynch’s vested options expired ninety (90) days after his termination date.
(8)	Mrs. Morris served as the Company’s Vice President and General Counsel from October 2016 to February 2017. Mrs. Morris resigned from her position with the Company, effective as of February 17, 2017. Mrs. Morris’ unvested options as of her resignation date were cancelled effective on her resignation date.

Equity Compensation Plans and Other Benefit Plans

2014 Stock Option and Incentive Plan

The 2014 Plan provides for the grant of incentive stock options, non-statutory share options, and other types of share awards to our employees, consultants, and directors. 4,000,000 common shares are reserved for issuance upon grant or exercise of awards under the 2014 Plan. This number is subject to adjustment in the event of a share split, share dividend or other changes in our capitalization.

The shares we issue under the 2014 Plan will be authorized but unissued shares or shares that we reacquire. The common shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of shares, expire or are otherwise terminated (other than by exercise) under the 2014 Plan will be added back to the shares available for issuance under the 2014 Plan.

Share options and share appreciation rights with respect to no more than 1,000,000 shares may be granted to any one individual in any one calendar year and the maximum “performance-based award” (as such term is used under Section 162(m) of the Code) payable to any one individual under the 2014 Plan is 1,000,000 shares or $4,000,000 in the case of cash-based awards. The maximum aggregate number of shares that may be issued in the form of incentive stock options shall not exceed 1,000,000 shares.

The 2014 Plan is administered by the compensation and governance committee of our Board, or the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the 2014 Plan. Persons eligible to participate in the 2014 Plan will be those full or part-time officers, employees, non-employee directors and consultants as selected from time to time by the Compensation Committee in its discretion. All employee share option awards are covered by a share option agreement and vest in accordance with the vesting schedule set forth in such share option agreement. The Compensation Committee may choose to accelerate the vesting schedule, and some employees are entitled to acceleration upon a change of control.

The 2014 Plan permits the granting of both options to purchase common shares intended to qualify as incentive stock options under Section 422 of the Code and among options that do not so qualify. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of our common shares on the date of the grant. The term of each option will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised.

The Compensation Committee may award share appreciation rights subject to such conditions and restrictions as we may determine. Share appreciation rights entitle the recipient to common shares, or cash, equal to the value of the appreciation in our share price over the exercise price. The exercise price of each share appreciation right may not be less than 100% of the fair market value of the common share on the date of grant.

The Compensation Committee may award restricted shares and restricted share units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with us through a specified vesting period. The Compensation Committee may also grant common shares that are free from any restrictions under the 2014 Plan. Unrestricted shares may be granted to participants in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

The Compensation Committee may grant performance share awards to participants that entitle the recipient to receive common shares upon the achievement of certain performance goals and such other conditions as the Compensation Committee shall determine. The Compensation Committee may grant cash bonuses under the 2014 Plan to participants, subject to the achievement of certain performance goals.

The Compensation Committee may grant awards of restricted shares, restricted share units, performance shares or cash-based awards under the 2014 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Those awards would only vest or become payable upon the attainment of performance goals that are established by the Compensation Committee and related to one or more performance criteria. The performance criteria that would be used with respect to any such awards include: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation or amortization), changes in the market price of our common shares, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The 2014 Plan provides that in the case of, and subject to, the consummation of a “sale event” as defined in the 2014 Plan, all outstanding awards may be assumed, substituted or otherwise continued by the successor entity. To the extent that the successor entity does not assume, substitute or otherwise continue such awards, then upon the effectiveness of the sale event, the 2014 Plan and all outstanding awards will automatically terminate. In the event of such termination, individuals holding options and share appreciation rights will be permitted to exercise such options and share appreciation rights prior to the sale event. In addition, in connection with a sale event, we may make or provide for a cash payment to participants holding options and share appreciation rights equal to the difference between the per share cash consideration payable to shareholders in the sale event and the exercise price of the options or share appreciation rights. In addition, except as may otherwise be provided in the relevant award certificate, all share options and share appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion.

The Board may amend or discontinue the 2014 Plan and our Compensation Committee may amend or cancel outstanding awards for purposes of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2014 Plan require the approval of our shareholders.

No awards may be granted under the 2014 Plan after the date that is ten years from the date of shareholder approval.

In connection with the adoption of the 2014 Plan and our reorganization in 2014, outstanding options under the Wind Power Holdings, Inc. 2008 Equity Incentive Plan and the Wind Power Holdings, Inc. 2013 Stock Option and Grant Plan were converted on a value-for-value basis to options under our 2014 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information as of the Company’s most recently completed financial year with respect to all of our equity compensation plans in effect as of December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:	2,834,060	$1.37	268,560
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total:	2,834,060	$1.37	268,560

Section 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. In 2016, we contributed 25% of the amount contributed by a participating employee, up to a maximum of 6% of the participant’s pre-tax compensation. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code.

Non-Employee Director Compensation

Pursuant to our non-employee director compensation program, we compensate non-employee members of our Board for their services in the form of cash retainers and stock grants under our 2014 Plan. This compensation program was instituted in April 2014. Prior to this date, we did not pay any compensation to our non-employee directors.

Beginning in April 2014, we commenced paying the following annual cash compensation to our non-employee directors:

Annual Payment	Position
$20,000	to each Non-Employee Director, other than Mr. Patton
$8,000	to the Chairman of the Board of Directors
$8,000	to the Chairman of the Audit Committee
$8,000	to the Chairman of the Executive Committee
$5,000	to the Chairman of the Compensation and Governance Committee
$5,000	to the Lead Director
$5,000	to each Non-Employee Director Member of the Executive and Audit Committees
$3,000	to each of the Members of the Compensation and Governance Committee

On November 28, 2016, the Company granted 210,000 restricted common shares, with a fair value per share of $0.15 to its non-employee directors under the 2014 Plan as part of each such director’s compensation for 2016 service on the Company’s Board of Directors. Under this grant, each of Messrs. Leimkuhler, Lentz, Baker, Hokin, Wolf and Ellis and Dr. Simon were granted 30,000 shares. In addition, on November 30, 2016, the non-employee directors also elected as reflected in the table below to receive 50% of their 2016 annual retainer compensation in restricted shares, rather than cash. As such, the Company granted 230,000 restricted common shares, with a fair value per share of $0.19. For purposes of calculating the cash value of the 230,000 restricted common shares, the shares were valued at $0.50 per share. Both November 2016 restricted common share grants vested 100% on the grant date.

Stock and stock options granted to our non-employee directors are granted under and subject to the terms of our 2014 Plan, as further described in the section above, entitled “Equity Compensation Plans and Other Benefit Plans – 2014 Stock Option and Incentive Plan”.

The following table discloses cash and certain cash-equivalent compensation provided to the non-employee directors for the most recently completed fiscal year ending December 31, 2016:

Name	Fees Earned or Paid in Cash($)	Fees Earned & Paid in Equity ($)(1)	Total ($)
Marcus Baker(2)	$13,437.50	$13,437.50	$26,875
Alexander “Hap” Ellis III	$15,000	$15,000	$30,000
Richard Hokin	$10,000	$10,000	$20,000
William F. Leimkuhler	$18,000	$18,000	$36,000
Robert L. Lentz	$14,000	$14,000	$28,000
John Simon, , Ph.D.	$18,000	$18,000	$36,000
Gregory Wolf	$11,562.50	$11,562.50	$23,125

(1)	Represents the aggregate cash value of the grant. The Company granted an aggregate of 230,000 restricted common shares and for purposes of calculating the cash value of these restricted common shares, the shares were valued at $0.50 per share. On November 30, 2016, the grant date, the restricted common shares had a fair value per share of $0.19.
(2)	On February 10, 2017, Mr. Baker resigned from the Board of Directors of the Company.

All outstanding option awards for the non-employee directors of the Company as of December 31, 2016 are set out in the following table:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Grant Date(1)	Option Exercise Price ($)	Option Expiration Date(2)
Marcus Baker(3)	20,000	0	5/9/2014	3.99	5/9/2021
Alexander “Hap” Ellis III	20,000	0	5/9/2014	3.99	5/9/2021
Richard Hokin	20,000	0	5/9/2014	3.99	5/9/2021
William F. Leimkuhler	20,000	0	5/9/2014	3.99	5/9/2021
Robert L. Lentz	20,000	0	5/9/2014	3.99	5/9/2021
John Simon, Ph.D.	20,000	0	5/9/2014	3.99	5/9/2021
Gregory Wolf	—	—	—	—	—
Troy C. Patton(4)	50,000	0	8/19/2015	0.44	8/19/2022

(1)	All options were fully vested as of the date of the grant.
(2)	All options expire seven years after the date of the grant.
(3)	On February 10, 2017, Mr. Baker resigned from the Board of Directors of the Company.
(4)	Mr. Patton served as the Company’s President and Chief Executive Officer until August 10, 2016. Mr. Patton’s employment with the Company terminated on November 28, 2016. Mr. Patton’s continues to serve on the Company’s Board of Directors and as a consultant to the Company. The above were issued to Mr. Paton when Mr. Patton served as the Company’s President and Chief Executive Officer. The 50,000 common shares issuable upon the exercise of options exercisable as of April 18, 2017 were previously granted to Mr. Patton in his capacity as President and Chief Executive Officer of the Company.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common shares, as of April 18, 2017, for:

•	each beneficial owner of more than 5% of our outstanding common shares;

•	each of our Named Executive Officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include common shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all of the shares reflected in the table are common shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations for beneficial ownership are based on 23,613,884 common shares outstanding as of April 18, 2017. Unless otherwise indicated in the table below, addresses of named beneficial owners are in care of Northern Power Systems, Inc., 29 Pitman Road, Barre, Vermont, 05641.

In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding common shares subject to options held by that person that are currently exercisable or exercisable as of April 18, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors:

Ciel R. Caldwell(1)	395,252	1.65%
Troy C. Patton (2)	116,000	*
Jonathan A. Lynch (3)	1,000	*
Eric D. Larson (4)	11,250	*
June M. Morris (5)	0	—
Kevin Kopczynski	0	—
Alexander “Hap” Ellis III(6)	4,987,665	21.10%
Richard Hokin(7)	2,255,143	9.54%
William F. Leimkuhler(8)	138,441	*
Robert L. Lentz(9)	156,537	*
John Simon, Ph.D.(10)	3,111,265	13.16%
Gregory Wolf	71,525	*
All executive officers and directors as a group (11 persons)(11)	11,243,078	46.73%
5% or Greater Shareholders:
RockPort Capital Partners III, L.P.(12)	4,892,665	20.71%
CWE LLC(13)	1,870,260	7.92%
Berylson Master Fund LP(14)	1,684,500	7.13%
Intact Investment Management, Inc.(15)	1,488,800	6.30%
Baker Investments, LLC(16)	1,338,981	5.67%

*	Less than 1%
(1)	Consists of 112,840 common shares and 282,412 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017. On August 10, 2017, the Company appointed Ms. Caldwell the Company’s President and Chief Operating Officer. Prior to her appointment as the Company’s President and Chief Operating Officer, Ms. Caldwell served as the Company’s Senior Vice President for Operations and Finance from May 2016 to August 2016.
(2)	Consists of 66,000 common shares and 50,000 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017. Mr. Patton served as the Company’s President and Chief Executive Officer until August 10, 2016. Mr. Patton’s employment with the Company terminated on November 28, 2016. Mr. Patton’s continues to serve on the Company’s Board of Directors and as a consultant to the Company.
(3)	Mr. Lynch served as the Company’s Chief Technology Officer until November 14, 2016.
(4)	Consists of 11,250 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017.
(5)	Mrs. Morris resigned from her position with the Company, effective as of February 17, 2017.
(6)	Consists of 20,000 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017, 75,000 shares held directly by RP Capital Management LLC, and 4,892,665 common shares held directly by RockPort Capital Partners III, L.P. Mr. Ellis is a General Partner of RP Capital Management LLC and RockPort Capital Partners III L.P. and therefore, may be deemed to hold voting and dispositive power over the shares held by RP Capital Management LLC and RockPort Capital Partners III L.P, respectively. Mr. Ellis disclaims beneficial ownership of our shares held by RP Capital Management LLC and RockPort Capital Partners III, L.P.
(7)	Consists of 364,883 common shares, 20,000 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017, and 1,870,260 common shares held directly by CWE LLC, which is controlled by Century America LLC. Mr. Hokin is the Managing Director of Century America, LLC a private holding company, and therefore, may be deemed to hold voting and dispositive power over the shares held by CWE LLC.
(8)	Consists of 118,441 common shares and 20,000 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017. Excludes 10,000 common shares held indirectly in a Simplified Employee Pension IRA.
(9)	Consists of 136,537 common shares and 20,000 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017. Excludes 11,000 common shares held indirectly by a trust.
(10)	Consists of 3,091,265 common shares and 20,000 common shares issuable upon the exercise of options exercisable as of April 18, 2017.
(11)	Consists of 10,799,416 common shares and 443,662 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2017.

(12)	Consists 4,892,665 common shares held directly by RockPort Capital Partners III, L.P. Excludes 75,000 shares held directly by RP Capital Management LLC, and 20,000 common shares issuable upon the exercise of options exercisable as of April 18, 2017 held directly by Mr. Ellis.
(13)	Consists of 1,870,260 common shares held directly by CWE LLC, which is controlled by Century America LLC. Excludes 364,883 common shares, 20,000 common shares issuable upon the exercise of options exercisable as of April 18, 2017 held directly by Mr. Hokin.
(14)	The information in the table and in this note is derived from a Schedule 13D filed with the SEC on May 27, 2016 by Berylson Master Fund, LP for Berylson Master Fund, LP, Berylson Capital Partners, LLC (investment manager), and James Berylson (sole owner and manager of Berylson Capital Partners, LLC), 33 Arch Street, Suite 3100, Boston, MA 02110. Berylson Master Fund, LP, Berylson Capital Partners, LLC and James Berylson share power to vote or to direct to vote 1,648,500 shares, and share power to dispose or to direct the disposition of 1,648,500 shares.
(15)	The information in the table and in this note is derived from a Schedule 13G filed with the SEC on February 12, 2015 by Intact Investment Management Inc., 700 University Avenue, Toronto, Ontario Canada M5G 0A. Intact Investment Management Inc. has sole power to vote or to direct the vote of 954,400 shares and sole power to dispose or to direct the disposition of 1,488,800 shares. The securities are owned of record by clients of Intact Investment Management Inc. Those clients have the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of the class of securities.
(16)	The information in the table and in this note is derived from a Form 4 filed with the SEC on December 8, 2016 by Mr. Marcus Baker. Consists of 1,338,981 common shares held directly by Baker Investments, LLC. Mr. Baker serves as the President of Baker Companies, Inc. and is a limited partner or member of its operating businesses including Baker Investments, LLC, and therefore may be deemed to hold voting and dispositive power over the shares held by Baker Investments, LLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, we believe that all Section 16(a) filing requirements applicable to our Reporting Persons were timely filed under Section 16(a) during fiscal year 2016, except for the initial statement of beneficial ownership on Form 3 for Mr. Larson.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above under “Executive and Director Compensation,” the following is a description of transactions, or series of related transactions, since January 1, 2016, to which we were a party in which the amount involved exceeded $120,000 and in which the other parties included our directors, executive officers, holders of more than 5% of our voting securities, each Beneficial Owner, or any member of the immediate family of any of the foregoing persons.

Reverse Takeover Transaction

On April 16, 2014, the Company, as WPHI, completed a reverse takeover transaction (“RTO”), with Mira III Acquisition Corp., a Canadian capital pool company incorporated in British Columbia, Canada (“Mira III”), whereby all of the equity securities of WPHI were exchanged for common shares and restricted voting shares of Mira III, which became the holding company of our corporate group. Immediately prior to the RTO, the shares of common stock of WPHI (“WPHI Shares”) were consolidated on a 1.557612-to-1 basis and then all of WPHI’s outstanding senior secured convertible notes automatically converted into an aggregate of 3,384,755 WPHI Shares. In connection with the RTO, each WPHI Share held by U.S. residents who were accredited investors was exchanged for 0.72742473 of our restricted voting shares and 0.27257527 of our common shares. All other issued and outstanding WPHI Shares were exchanged for our common shares on a 1-to-1 basis. Additionally, all outstanding options to purchase WPHI Shares were exchanged and cancelled for options to purchase our common shares on a 1-to-1 basis with terms substantially the same to the options being exchanged.

Investors’ Rights Agreement

The holders of an aggregate of 15,624,494 common shares, or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of the Fifth Amended and Restated Investors’ Rights Agreement, dated April 14, 2014, by and among us and the shareholders named therein, and include demand registration rights, short-form registration rights and piggyback registration rights.

Transactions with Our Executive Officers, Directors and Beneficial Owners

Employment Agreements

We have entered into employment agreements with our executive officers. These agreements provide for severance benefits and acceleration of the vesting of share options. See “Employment Agreements with Named Executive Officers,” above, for more information regarding these agreements.

Stock Option Awards

For information regarding share option awards granted to our Named Executive Officers and directors, see Executive and Director Compensation section above, including “Outstanding Equity Awards at Fiscal Year End,” “Summary Compensation Table,” “Employment Agreements with Named Executive Officers,” and “Director Compensation.”

Limitation of Liability and Indemnification of Officers and Directors

Our Articles provide that, subject to the BCBCA, we must indemnify and advance expenses of our directors or former directors and their heirs and legal personal representatives against all eligible penalties to which they may be liable, and that we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. The failure of any of our directors or former directors to comply with the BCBCA or our Articles does not invalidate any indemnity to which they are entitled under the provisions of our Articles. The limitation of liability and indemnification provisions that are included in our Articles may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and coverage is provided to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

Review, Approval, and Ratification of Transactions with Related Parties

Our Board reviews and approves transactions with directors, officers and Beneficial Owners, each of whom is a related party. Prior to the Board’s consideration of a transaction with a related party, the material facts as to the related party’s relationship or interest in the transaction are disclosed to the Board, and the transaction will not be approved by the Board unless a majority of the directors who are not interested in the transaction approve the transaction. We intend to put into place a related party transactions policy which will require, among other items, that such transactions must be approved by our audit committee or another independent body of the Board.

Indebtedness of Directors and Executive Officers

No current or former executive officer, director or employee of the Company or any of its subsidiaries, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any such executive officer, director, employee or proposed nominee, is or has been indebted to the Company or any of its subsidiaries, or to any other entity that was provided by a guarantee, support agreement, letter of credit or other similar arrangement by the Company or any of its subsidiaries in connection with the indebtedness, at any time since the beginning of the most recently completed financial year of the Company. As of April 18, 2017, there is no aggregate indebtedness outstanding to the Company or its subsidiaries, or to another entity, that has been entered into in connection with a purchase of securities or any other indebtedness.

Management Contracts

Other than as set forth in this Proxy Statement, management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the directors or executive officers of the Company or its subsidiaries.

Interest of Informed Persons in Material Contracts

Other than as set forth in this Proxy Statement, no proposed nominee for election as a director of the Company, and no greater than 10% shareholder of the Company, nor any associate or affiliate thereof, has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect the Company or any of its subsidiaries.

Interest of Certain Persons or Companies in Matters to Be Acted Upon

Other than as set forth in this Proxy Statement, no director or executive officer of the Company at any time since the beginning of the Company’s most recently completed financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of any such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting, except for any interest arising from the ownership of shares of the Company where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of the Company.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be eligible for inclusion in the proxy materials for the 2018 Annual General Meeting of Shareholders, shareholder proposals must be received by the Company no later than the close of business on January 1, 2018. Shareholder proposals should be addressed to Northern Power Systems Corp., Attn: Corporate Secretary, 29 Pitman Road, Barre, VT 05641, or to our registered office care of Fasken Martineau DuMoulin LLP, Attn: Northern Power Systems Corp., 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

ADDITIONAL INFORMATION

Financial information is provided in the Company’s comparative financial statements and Management’s Discussion and Analysis (“MD&A”) for its most recently completed financial year, which accompany these Meeting Materials and are available on the Securities and Exchange Commission’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, along with additional information relating to the Company. Shareholders may request copies of the Company’s financial statements and MD&A by contacting the Company’s Investor Relations at ir@northernpower.com or 1-802-661-4673.

OTHER MATTERS

The Board of Directors and Management know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Northern Power Systems Corp. (the “Corporation”) FORM OF PROXY (“PROXY”) Annual Meeting May 25, 2017 / 10 am Eastern 80 Blanchard Road, Burlington, MA 01803 (the “Meeting”)

RECORD DATE:	April 18, 2017
CONTROL NUMBER:
SEQUENCE #:
FILING DEADLINE FOR PROXY:	May 23, 2017, 10:00 am

VOTING METHOD
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above
FACSIMILE	416-595-9593
MAIL or HAND DELIVERY	TSX Trust Company
200 University Avenue, Suite 300,
Toronto, Ontario, M5H 4H1

The undersigned hereby appoints Ciel R. Caldwell, President, Chief Operating Officer and Secretary of the Corporation (the “Management Nominees”), or instead of her, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below.

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS – MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Election of Directors
	FOR	WITHHOLD			FOR	WITHHOLD
a) Ciel R. Caldwell	☐	☐	f)	Robert L. Lentz	☐	☐
b) Alexander “Hap” Ellis III	☐	☐	g)	Troy C. Patton	☐	☐
c) Richard Hokin	☐	☐	h)	John Simon, Ph.D	☐	☐
d) Kevin Kopczynski	☐	☐	i)	Gregory Wolf	☐	☐
e) William F. Leimkuhler	☐	☐
2. Appointment of Auditors					FOR	WITHHOLD
Appointment of RSM US LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.					☐	☐

This proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED

PLEASE PRINT NAME	Signature of registered owner(s) Date (MM/DD/YYYY)

Proxy Voting – Guidelines and Conditions

1.	THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION.

2.	THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.

3.	If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

4.	This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.

5.	Each security holder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting in the space labeled “Please print appointee name”, the name of the person to be appointed, who need not be a security holder of the Corporation.

6.	To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the security holders of the Corporation.

7.	To be valid, this proxy must be filed using one of the Voting Methods and must be received by TSX Trust Company before the Filing Deadline for Proxies, noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

8.	If the security holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the security holder may be required to provide documentation evidencing the signatory’s power to sign the proxy.

9.	Guidelines for proper execution of the proxy are available at www.stac.ca. Please refer to the Proxy Protocol.

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Request for Financial Statements

In accordance with securities regulations, security holders may elect to receive Annual Financial Statements, Interim Financial Statements and MD&As.

Instead of receiving the financial statements by mail, you may choose to view these documents on SEDAR at www.sedar.com.

I am currently a security holder of the Corporation and as such request the following:

Annual Financial Statements with MD&A
☐	(Mark this box to NOT receive Annual Financial Statements and related MD&A)

Interim Financial Statements with MD&A
☐	(Mark this box to receive Interim Financial Statements and related MD&A)

If you are casting your vote online and wish to receive financial statements, please complete the online request for financial statements following your voting instructions.

If the cut-off time has passed, please fax this side to 416-595-9593

Northern Power Systems Corp.

2017

www.tsxtrust.com

VANCOUVER    CALGARY    TORONTO    MONTRÉAL